UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 19, 2014

GEORGIA-CAROLINA BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Georgia	0-22981	58-2326075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3527 Wheeler Road, Augusta, Georgia	30909
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(706)-731-6600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07     Submission of Matters to a Vote of Security Holders.

(a)

On May 19, 2014, Georgia-Carolina Bancshares, Inc., a Georgia corporation (the “Company”), held its annual meeting of stockholders. The Company solicited proxies for the meeting pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

(b)	Management’s Class II nominees for election to the Company’s board of directors as listed in the Company’s proxy statement were elected for three-year terms, with the results of the voting as follows:

	Term Expires
	(at annual meeting
Nominee	of stockholders)	Votes For	Votes Withheld	Broker Non-Votes
Mac A. Bowman, M.D.	2017	1,811,140	31,116	847,963
George H. Inman	2017	1,837,062	5,194	847,963
Jefferson B.A. Knox, Jr.	2017	1,837,062	5,194	847,963
John W. Lee	2017	1,837,062	5,194	847,963
James L. Lemley, M.D.	2017	1,836,325	5,931	847,963

As indicated in the above table, Mac A. Bowman, George H. Inman, Jefferson B.A. Knox, Jr., John W. Lee, and James L. Lemley were elected as Class II directors for terms expiring at the Company’s 2017 annual meeting of stockholders. The terms of the following Class III directors will continue until the 2015 annual meeting of stockholders: Patrick G. Blanchard, David W. Joesbury, Sr., A. Montague Miller, Robert N. Wilson, Jr., and Bennye M. Young. The terms of the following Class I directors will continue until the 2016 annual meeting of stockholders: Remer Y. Brinson, III, Phillip G. Farr, Samuel A. Fowler, Jr., Arthur J. Gay, Jr., and William D. McKnight.

The stockholders of the Company also voted in favor of management’s proposal to ratify the appointment of Crowe Horwath LLP which has been selected to serve as the Company’s independent registered public accounting firm for the 2014 fiscal year. The results of the voting were as follows:

				Broker
Description	Votes For	Votes Against	Abstain	Non-Votes

Ratification of Auditors	2,683,946	5,583	690	Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA-CAROLINA BANCSHARES, INC.

Dated: May 20, 2014	By:	/s/ Remer Y. Brinson, III
	Name:	Remer Y. Brinson, III
	Title:	President and Chief Executive Officer